Note: April 2, 2014

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

8% CONVERTIBLE PROMISSORY NOTE

OF

US NATURAL GAS CORP

Issuance Date: April 2, 2014

Beginning Value of this Note: $5,000

Original Issue Discount: $500

Total Face Value of Note: $5,500

This Note (“Note” or “Note”) is a duly authorized Convertible Promissory Note of US NATURAL GAS CORP. a corporation duly organized and existing under the laws of the State of Florida (the “Company”), designated as the Company’s eight percent (8%) Convertible Promissory Note Due April 2, 2015 (“Maturity Date”) in the principal amount of Five Thousand Five Hundred Dollars ($5,500) (the “Note”).

For Value Received, the Company hereby promises to pay to the order of Tangiers Investment Group, LLC or its registered assigns or successors-in-interest (“Holder”) the principal sum up to of Five Thousand Five Hundred Dollars ($5,500) and to pay “guaranteed” interest on the principal balance hereof (which principal balance shall be increased by the Holder’s payment of additional consideration as set forth herein and which increase shall also include the prorated amount of the original issue discount in connection with Holders payment of additional consideration) at the rate of eight percent (8%), all of which “guaranteed interest shall be deemed earned as of the date of each such payment of additional consideration by the Holder on the Maturity Date, to the extent such principal amount and “guaranteed” interest have been repaid or converted into the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof.

$5,500.00 Convertible Note

US Natural Gas Corp.

Tangiers Investment Group, LLC

1

The initial Purchase Price will be five thousand five hundred dollars ($5,500) of consideration upon execution of the Note Purchase Agreement and all supporting documentation. The sum of five thousand dollars ($5,000.00) shall be remitted and delivered to the Company, and five hundred dollars ($500) shall be retained by the Purchaser through an original issue discount for due diligence and legal bills related to this transaction.

In addition to the “guaranteed” interest referenced above, and in the Event of Default pursuant to Section 2(e), additional interest will accrue at the rate equal to the lower of fifteen percent (15%) per annum or the highest rate permitted by law (the “Default Rate”).

This Note may not be prepaid in whole or in part except as otherwise provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Conversion Price” shall be equal to the lower of $.004 or fifty percent (50%) of the lowest trading price of the Company’s common stock during the twenty (20) consecutive trading days prior to the date on which Holder elects to convert all or part of the Note. If the Company is placed on “chilled” status with the Depository Trust Company (“DTC”), the discount shall be increased by ten percent (10%) until such chill is remedied. If the Company is not Deposits and Withdrawal at Custodian (“DWAC”) eligible through their Transfer Agent and the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer (“FAST”) system, the discount will be increased by five percent (5%). In the case of both, the discount shall be cumulative (15%).

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note (including the prorated amount of the original issue discount), (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of common stock into which the Note is convertible (including interest or principal payments in common stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1.00 Conversion.

(a) Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder’s option, at any time to convert the outstanding Principal Amount and interest under this Note in whole or in part.

$5,500.00 Convertible Note

US Natural Gas Corp.

Tangiers Investment Group, LLC

2

(b) The date of any Conversion Notice hereunder and any Payment Date shall be referred to herein as the “Conversion Date”.

(i) Stock Certificates or DWAC. The Company will deliver to the Holder, or Holder’s authorized designee, no later than two (2) Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions) representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company’s transfer agent is participating in the FAST program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its DWAC program (provided that the same time periods herein as for stock certificates shall apply).

(ii) Charges, Expenses. Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Company shall pay all Transfer Agent fees incurred from the issuance of the Company stock to Holder and acknowledges that this is a material obligation of this Note.

If the Company fails to deliver to the Holder such certificate or certificates (or shares through DTC) pursuant to this Section (free of any restrictions on transfer or legends) prior to the third Trading Day after the Conversion Date, the Company shall pay to the Holder as liquidated damages, in cash, an amount equal to Two Thousand Dollars ($2,000) per day, until such certificate or certificates are delivered. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from a failure to deliver the Common stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. Such liquidated damages will be added to the principal value of the Note.

(c) Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than three times (3x) the number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 1 but without regard to any ownership limitations contained herein) upon the conversion of this Note in Common Stock. These shares shall be reserved in proportion with the Consideration actually received by the Company and the total reserve will be increased with future payments of consideration by Holder. The Company covenants that all shares of Common Stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable. The Company agrees that this is a material term of this Note.

$5,500.00 Convertible Note

US Natural Gas Corp.

Tangiers Investment Group, LLC

3

(d) Conversion Limitation. The holder will not submit a conversion to the Company that would result in the Holder owning more than 9.99% of the total outstanding shares of the Company.

Section 2.00 Defaults and Remedies.

(e) Events of Default. An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than five (5) business days after the due date; (ii) a default in the timely issuance of underlying shares upon and in accordance with terms hereof, which default continues for three (3) Business Days after the Company has received notice informing the Company that it has failed to issue shares or deliver stock certificates within the third (3rd) day following the Conversion Date; (iii) failure by the Company for three (3) days after notice has been received by the Company to comply with any material provision of the Purchase Agreement (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof; (iv) a material breach by the Company of its representations or warranties in the Exchange Agreement; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company in excess of $50,000 or for money borrowed the repayment of which is guaranteed by the Company in excess of $50,000, whether such indebtedness or guarantee now exists or shall be created hereafter; (vi) any failure of the Company to satisfy its “filing” obligations under the rules and guidelines issued by OTC Markets News Service, OTC Markets.com and their affiliates; (vii) Any failure of the Company to provide the Holder with information related to the corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within one (1) day of request by Holder; (viii) failure to have sufficient number of authorized but unissued shares of the Company’s Common Stock available for any conversion; (ix) failure of Company’s stock to maintain a bid price in its trading market which occurs for at least three (3) consecutive days; (x) any delisting for any reason; (xi) failure by Company to pay any of its Transfer Agent fees or to maintain a Transfer Agent of record; (xii) any trading suspension imposed by the Securities and Exchange Commission under Sections 12(j) or 12(k) of the 1934 Act; (xiii) if the Company is subject to any Bankruptcy Event; or (xiv) failure of the Company to abide by the terms of the right of first refusal contained in Section 3.00 (i).

Remedies. If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount of this Note, including any interest due thereon, to be due and payable immediately without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be increased to one hundred and fifty percent (150%) of the outstanding Principal Amount of the Note held by the Holder plus all accrued and unpaid interest, fees, and liquidated damages, if any. Additionally, this Note shall bear interest on any unpaid principal from and after the occurrence and during the continuance of an Event of Default at a rate of twenty percent (20%). Finally, the Note will accrue liquidated damages of one thousand dollars ($1,000) per day from and after the occurrence and during the continuance of an Event of Default. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from an Event of Default and any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. The remedies under this Note shall be cumulative and added to the principal value of the Note.

$5,500.00 Convertible Note

US Natural Gas Corp.

Tangiers Investment Group, LLC

4

Section 3.00 General.

(f) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(g) Assignment, Etc. The Holder may assign or transfer this Note to any transferee at its sole discretion. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(h) Governing Law; Jurisdiction.

(i) Governing Law. This note will be governed by and construed in accordance with the laws of the state of California without regard to any conflicts of laws or provisions thereof that would otherwise require the application of the law of any other jurisdiction.

(ii) Jurisdiction. Any dispute or claim arising to or in any way related to this Note or the rights and obligations of each of the parties hereto shall be settled by binding arbitration in San Diego, California. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association (“AAA”). AAA shall designate an arbitrator from an approved list of arbitrators following both parties’ review and deletion of those arbitrators on the approved list having a conflict of interest with either party. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(ii) No Jury Trial. The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this note.

(i) Right of First Refusal. From and after the date of this Note and at all times hereafter while the Note is outstanding, the Parties agree that in the event that the Company receives any written or oral proposal (the “Proposal”) containing one or more offers to provide additional capital or financing in an amount equal to or exceeding an aggregate of fifty thousand dollars ($50,000.00) (the “Financing Amount”), the Company agrees that it shall provide a copy of all documents received relating to the Proposal together with a complete and accurate description of the Proposal to the Holder and all amendments, revisions, and supplements thereto (the “Proposal Documents”) no later than three (3) business days from the receipt of the Proposal Documents. Following receipt of the Proposal Documents from the Company, the Holder shall have the right (the “Right of First Refusal”), for a period of five (5) business days thereafter (the “Exercise Period”), to invest, at similar or better terms to the Company, in an amount equal to or greater than the Financing Amount, upon written notice to the Company that the Holder is exercising the Right of First Refusal provided hereby. In furtherance of the Right of First Refusal, the Company agrees that it will cooperate and assist Holder in conducting a due diligence investigation of the Company and its corporate and financial affairs and provide Holder with information and documents that Holder may reasonably request so as to allow the Holder to make an informed investment decision. However, the Company and Holder agree that Holder shall have no more than five (5) calendar days from and after the expiration of the Exercise Period to exercise its Right of First Refusal hereunder. This Right of First Refusal shall extend to all purchases of debt held by current shareholders, vendors, or creditors.

$5,500.00 Convertible Note

US Natural Gas Corp.

Tangiers Investment Group, LLC

5

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed on the day and in the year first above written.

US NATURAL GAS CORP

By:	/s/ Wayne Anderson
Name:	Wayne Anderson
Title:	President
Date:	April 2, 2014

This Note is acknowledged as: Note of April 2, 2014

$5,500.00 Convertible Note

US Natural Gas Corp.

Tangiers Investment Group, LLC

6

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert that certain $5,500 Convertible Promissory Note identified as the Note)

DATE:

FROM:	Tangiers Investment Group, LLC

Re:	$5,500 Convertible Promissory Note (this “Note”) originally issued by US NATURAL GAS CORP., a Florida corporation, to Tangiers Investment Group, LLC on April 2, 2014.

The undersigned on behalf of Tangiers Investment Group, LLC, hereby elects to convert $_______________________ of the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share, of US NATURAL GAS CORP. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in this Note.

Conversion information:

Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest on Amount Being Converted

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

$5,500.00 Convertible Note

US Natural Gas Corp.

Tangiers Investment Group, LLC

7